Exhibit 10.5

EXECUTION VERSION

$500,000,000

SHORT-TERM CREDIT AGREEMENT

dated as of

August 31, 2011

among

FORTUNE BRANDS HOME & SECURITY, INC.

(successor by conversion to Fortune Brands Home & Security LLC),

as Borrower

BANK OF AMERICA, N.A.,

as Lender

and

JPMORGAN CHASE BANK, N. A.,

as Lender

i

SCHEDULES:

Schedule 2.12 – Payment Offices

EXHIBITS:

Exhibit A – Parent Guaranty

Exhibit B – Solvency Certificate

ii

SHORT-TERM CREDIT AGREEMENT dated as of August 31, 2011 among FORTUNE BRANDS HOME & SECURITY, INC., a Delaware corporation, BANK OF AMERICA, N.A. (“Bank of America”) and JPMORGAN CHASE BANK, N. A. (“JPMCB”).

R E C I T A L S:

A. The Borrower has requested that Bank of America and JPMCB each make a $250,000,000 term loan to the Borrower.

B. Bank of America and JPMCB is each severally willing to make such a term loan to the Borrower on the terms and conditions set forth below.

C. FBHS LLC, Bank of America, JPMCB (both individually and as administrative agent), and certain other lenders have previously entered into the Syndicated Credit Agreement (as defined below). It is contemplated that the loans to be made hereunder will be refinanced by borrowings under the Syndicated Credit Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Bank of America and JPMCB hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreed Rate” means the sum of (a) the rate per annum reasonably determined by the Lenders to be the LIBO Rate for an interest period of one week (or other period of 14 days or less requested by the Borrower) commencing on the Short-Term Funding Date plus (b) 1.50%.

“Agreement” means this Short-Term Credit Agreement, as amended, restated, modified or supplemented from time to time.

“Availability Period” means the period from and including October 3, 2011 to but excluding the earlier of (a) December 12, 2011 and (b) the Syndicated Funding Date.

“Borrower” means Fortune Brands Home & Security, Inc., a Delaware corporation and successor by conversion to FBHS LLC.

“Commitment” means, with respect to each Lender, the several commitment of such Lender to make a single term loan hereunder pursuant to Section 2.01 in the amount of $250,000,000 as such commitment may be reduced or increased from time to time pursuant to the terms hereof or assignments by or to such Lender pursuant to Section 8.05. The initial amount of each Lender’s Commitment is $250,000,000. The initial aggregate amount of the Commitments is $500,000,000.

“Credit Documents” means this Agreement, the Parent Guaranty and each Subsidiary Guaranty.

“Credit Party” means the Borrower, Fortune Brands and each Subsidiary Guarantor.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dividend” means the $500,000,000 dividend to be paid by the Borrower to Fortune Brands in connection with the Spin-Off as described in the Form 10.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.03).

“Event of Default” has the meaning assigned to such term in Article VII.

“FBHS LLC” means Fortune Brands Home & Security LLC, a Delaware limited liability company.

“Fortune Brands” means Fortune Brands, Inc., a Delaware corporation and, as of the date hereof, the direct or indirect owner of 100% of the Equity Interests of the Borrower.

“Incorporated By Reference” means incorporated by reference herein mutatis mutandis (as if fully stated herein) with all references to “Lenders” meaning the Lenders hereunder, all references to the “Administrative Agent”, “Letter of Credit” matters or “Information Materials” omitted, all “Loans” meaning Loans hereunder, all references to the “Agreement”, “Credit Documents”, “Credit Parties”, “Lenders”, “Loan”, “Material Adverse Effect” and “Transactions” being deemed references to such terms as defined herein.

“Lenders” means Bank of America, JPMCB and any other Person that shall have become a party hereto pursuant to an assignment pursuant to Section 8.05, other than any such Person that ceases to be a party hereto pursuant to such an assignment.

“Loans” means the term loans made by the lenders to the Borrower pursuant to this Agreement and “Loan” means such loans collectively or either of such loans as the contract may require.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) the rights of or remedies available to the Lenders under this Agreement.

“Maturity Date” means the earliest of (a) the Syndicated Funding Date, (b) the date ten Business Days after the Short-Term Funding Date and (c) December 14, 2011.

“Obligations” means (a) the obligation of the Borrower to pay the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy,

insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement.

“Parent Guaranty” means a guaranty by Fortune Brands of all Obligations, which guaranty shall be dated the Effective Date and shall be substantially in the form annexed as Exhibit A.

“Required Lenders” means all the Lenders.

“Separation” means the spin-off (the “Spin-Off”) of the FBHS LLC business from Fortune Brands and the creation of an independent, publicly traded company holding such business. Such Separation shall be effectuated through the distribution of all of the shares of FBHS, Inc. common stock owned by Fortune Brands to stockholders of Fortune Brands.

“Short-Term Funding Date” means the date on which the conditions in Section 4.02 are satisfied (or waived in accordance with Section 8.03) and as of which the Loans are requested to be made.

“Spin-Off” has the meaning assigned to such term in the definition of Separation.

“Syndicated Credit Agreement” means that certain Credit Agreement dated as of August 22, 2011 among FBHS LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as in effect on the date hereof without giving effect to any amendment or waiver of the terms thereof by the lenders thereunder unless consented to by each Lender hereunder and without giving effect to any termination thereof.

“Syndicated Funding Date” means the date of the initial extension of credit under the Syndicated Credit Agreement.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement and by Fortune Brands of the Parent Guaranty, (b) the consummation of the transactions contemplated hereby and (c) the borrowing of the Loan and the use of the proceeds thereof.

SECTION 1.02. Certain Terms. Each term used but not otherwise defined herein (but defined in the Syndicated Credit Agreement) shall have the meaning ascribed to such term by the Syndicated Credit Agreement.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word

“shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles and Sections, shall be construed to refer to Articles and Sections of this Agreement.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single Loan to the Borrower during the Availability Period in the principal amount of its Commitment. No amount of the Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

SECTION 2.02. Loans. The Loans shall be made by the Lenders simultaneously in accordance with their respective Commitments. The failure of any Lender to make the Loan required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

SECTION 2.03. Requests for Loans. To request the making of the Loans, the Borrower shall submit to each of the Lenders a written notice not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Loans, which notice shall specify the proposed date for the Loans. Such borrowing request shall be irrevocable.

SECTION 2.04. Funding of Loans. Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by intra-bank or wire transfer of immediately available funds by 3:00 p.m., New York City time, to (a) with respect to the Loan made by Bank of America, an account of the Borrower at Bank of America to be agreed to by the Borrower and Bank of America and (b) with respect to the Loan made by JPMCB, an account of the Borrower at JPMCB to be agreed to by the Borrower and JPMCB.

SECTION 2.05. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitment of each Lender shall terminate upon the earlier of the expiry of the Availability Period and the making of its Loan on the Short-Term Funding Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000.

(c) The Borrower shall notify each Lender of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.06. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay each Lender the outstanding principal balance of its Loan in full on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The entries made in the accounts maintained pursuant to paragraph (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.07. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Lenders by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid. Each partial prepayment of the Loans shall be in a minimum amount of $10,000,000 and in an increment of $5,000,000. Each prepayment of the Loans shall be made ratably among the Lenders. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

SECTION 2.08. Fees. The Borrower agrees to pay to each Lender a commitment fee, which fee shall accrue at the “Commitment Fee Rate” (as set forth on and determined in accordance with the Pricing Schedule attached to the Syndicated Credit Agreement) on the daily amount of its Commitment from and including October 3, 2011 to but excluding the date on which such Commitment terminates (it being understood that the Commitments shall be deemed terminated on the Short-Term Funding Date). Accrued commitment fees shall be payable in arrears on the earlier of the date upon which the Commitments are terminated and the Funding Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.09. Interest. (a) Each Loan shall bear interest at the Agreed Rate.

(b) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at the election of the Required Lenders or automatically upon the occurrence and during the continuance of an “Event of Default” described in clause (h) or (i) of Article VII of the Syndicated Credit Agreement, at a rate per annum equal to (i) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section, (ii) in the case of any fee payable pursuant to Section 2.08, 2% plus the rate otherwise applicable to such fee in Section 2.08, and (iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in the Syndicated Credit Agreement.

(c) Accrued interest on each Loan shall be payable in arrears on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.10. Increased Costs. Section 2.15 of the Syndicated Credit Agreement is Incorporated By Reference.

SECTION 2.11. Taxes. Section 2.17 of the Syndicated Credit Agreement is Incorporated By Reference.

SECTION 2.12. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of other amounts payable hereunder) prior to 12:00 noon, New York City time (except that any payment required to be made on the Syndicated Funding Date shall be made no later than contemporaneously with the receipt by the Borrower of funds from the Administrative Agent pursuant to Section 2.07 of the Syndicated Credit Agreement), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the applicable Lender at its payment office set forth on Schedule 2.12 or to such other address as such Lenders may designate in writing to the Borrower). All payments hereunder shall be made in U.S. dollars.

(b) Section 2.18(c) of the Syndicated Credit Agreement is Incorporated By Reference.

ARTICLE III

Representations and Warranties

Each of the representations and warranties set forth in Article III of the Syndicated Credit Agreement is Incorporated By Reference, and the Borrower hereby makes such representations and warranties to the Lenders as so incorporated, in each case as of the date of this Agreement.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.03):

(a) The Lenders (or their counsel) shall have received from the Borrower and Fortune Brands (i) a counterpart of each applicable Credit Document (including this Agreement and the Parent Guaranty) signed on behalf of such party or (ii) written evidence satisfactory to the Lenders (which may include electronic image transmission of a signed signature page of this Agreement and the Parent Guaranty) that such party has signed a counterpart of such Credit Documents.

(b) The Lenders shall have received all amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(c) The Lenders shall have received such documents and certificates as the Lenders or their counsel may reasonably request relating to the organization, existence and good standing of the Borrower and Fortune Brands, the authorization of the Transactions and any other legal matters relating to the Borrower, Fortune Brands, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Lenders and their counsel.

(d) The “Commitments” under the Syndicated Credit Agreement shall not have been reduced, terminated or expired.

(e) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 4.02. Short-Term Funding Date. The Lenders shall not be obligated to make the Loans until the date on which the conditions set forth in Section 4.01 have been satisfied and on which, in addition, each of the following conditions is satisfied (or waived in accordance with Section 8.03):

(a) The Lenders shall have received a favorable written opinion (addressed to the Lenders and dated the Short-Term Funding Date) of Chadbourne & Parke LLP, counsel for the Borrower and Fortune Brands, in form and substance reasonably satisfactory to the Lenders and covering such matters relating to the Borrower, this Agreement, the Parent Guaranty and the Transactions as the Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(b) The Lenders shall have received such supplemental documents and certificates as the Lenders or their counsel may reasonably request relating to the organization, existence and good standing of the Borrower and Fortune Brands and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Lenders and their counsel.

(c) The Lenders shall have received a certificate, dated the Short-Term Funding Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (j) and (k) of this Section 4.02.

(d) Each Lender shall have received all fees and other amounts due and payable on or prior to the Short-Term Funding Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e) The Borrower shall have provided evidence satisfactory to the Lenders that all governmental and third party approvals necessary or, in the reasonable discretion of the Lenders, advisable in connection with the Transactions contemplated hereby shall have been obtained and be in full force and effect.

(f) The Lenders shall have received a solvency certificate from the chief financial officer or controller of the Borrower, dated as of the Short-Term Funding Date, relating to the solvency of the Borrower both before and after giving pro-forma effect to the cash distribution referred to in Section 5.02 below and substantially in the form annexed as Exhibit B.

(g) There shall not have occurred a material adverse change since December 31, 2010 in the business, assets, liabilities (actual or contingent), operations or financial condition of either (i) the Borrower and its subsidiaries taken as a whole or (ii) Fortune Brands and its subsidiaries taken as a whole.

(h) The Syndicated Credit Agreement shall remain in full force and effect with “Commitments” thereunder at least equal to $500,000,000 and such Syndicated Credit Agreement shall not have been amended in any manner not approved by each of the Lenders.

(i) The Lenders shall have received a certificate, dated the Short-Term Funding Date and signed by the chief financial officer or treasurer of the Borrower, setting forth reasonably detailed computations evidencing compliance with the Leverage Ratio and the Interest Coverage Ratio as of the Short-Term Funding Date giving pro-forma effect to the consummation of the borrowings and repayment of indebtedness by the Borrower to occur on the Short-Term Funding Date.

(j) The representations and warranties of the Credit Parties set forth in the Credit Documents shall be true and correct on and as of the Short-Term Funding Date.

(k) At the time of and immediately after giving effect to such Loans no Default or “Default” (as defined in the Syndicated Credit Agreement) shall have occurred and be continuing.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.03) at or prior to 3:00 p.m., New York City time, on December 11, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Incorporation By Reference of Certain Covenants. The Borrower will comply with the provisions of Sections 5.01(d) (for the avoidance of doubt, incorporating the lead in language to Section 5.01), 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.09 and 5.10 of the Syndicated Agreement (such covenants and the related definitions from the Syndicated Agreement being Incorporated By Reference).

SECTION 5.02. Use of Proceeds. The proceeds of the Loans will be used only to finance, in whole or in part, a cash distribution by the Borrower to Fortune Brands prior to the Spin-Off in connection with the Separation. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulation U or X of the Board.

SECTION 5.03. Deposit Account Matters. The Borrower shall cause an amount equal to at least $250,000,000 to be on deposit in a deposit account with each of Bank of America and JPMCB at all times from and after the making of the Term Loan on the Short-Term Funding Date until the earlier of the repayment of the Loans in full and the payment of the Dividend. When and if the Dividend is paid, the Borrower shall pay the Dividend by (a) the transfer of $250,000,000 from a deposit account of the Borrower at Bank of America to a deposit account of Fortune Brands at Bank of America and (b) the transfer of $250,000,000 from a deposit account at JPMCB to a deposit account of Fortune Brands at JPMCB.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that the Borrower will comply with each of the covenants set forth in Article VI of the Syndicated Agreement (such covenants and the related definitions from the Syndicated Agreement being Incorporated By Reference).

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) (i) the Borrower shall fail to pay any interest on any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days or (ii) the Borrower shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made by or on behalf of any Credit Party the Borrower or any of its Subsidiaries in any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in Article V, Article VI (subject, in the case of covenants Incorporated By Reference into Article V, to the cure period, if any, applicable thereto in the Syndicated Credit Agreement) or the Guarantor shall fail to observe or perform any covenant or agreement contained in the Parent Guaranty;

(e) any Event of Default (as defined in the Syndicated Credit Agreement) shall occur;

(f) any Event of Default (as defined in the Three-Year Revolving Credit Agreement dated as of February 3, 2010 among Fortune Brands, the lenders party thereto and JPMCB, as administrative agent, as in effect on the date hereof without giving effect to any amendment or waiver of the terms thereof by the lenders thereunder unless consented to by each Lender hereunder and without giving effect to any termination thereof) shall occur;

(g) any provision of any Credit Document after delivery thereof pursuant to the terms hereof shall for any reason cease to be valid and binding on or enforceable against any Credit Party to it, or any such Credit Party shall so state in writing, except to the extent such Credit Party has been released from its obligations thereunder in accordance with this Agreement or such other Credit Document or such Credit Document has expired or terminated in accordance with its terms;

then, and in every such event (other than an Event of Default arising out of a default with respect to the Borrower described in clause (h) or (i) of Article VIII of the Syndicated Credit Agreement) and at any time thereafter during the continuance of such event, any Lender may: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of Article VIII of the Syndicated

Credit Agreement, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Incorporation By Reference of Certain Miscellaneous Provisions. The provisions of Sections 9.05, 9.06, 9.07, 9.08, 9.09, 9.10 (including without limitation the WAIVER OF TRIAL BY JURY), 9.11, 9.12, 9.13 and 9.14 of the Syndicated Credit Agreement (and the related definitions from the Syndicated Credit Agreement) are Incorporated By Reference.

SECTION 8.02. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at Fortune Brands Home & Security, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015, Attention of General Counsel (Telecopy No. (847) 484-4490);

(ii) if to Bank of America, to Bank of America, N.A., at Bank of America, N.A., 540 West Madison St., Chicago, IL 60661, Attention of David Catherall (Telecopy No. 415-504-5026), with a copy to Bank of America, N.A., 2001 Clayton Rd Building B, Concord, CA 94520, Attention of Anna Finn (Telecopy No. 888-969-9238); and

(iii) if to JPMCB, to JPMorgan Chase Bank, N. A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Ryan Mader (Telecopy No. (713) 750-2956), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York 10179, Attention of Peter Predun (Telecopy No. 212-270-5100);

(b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.03. Waivers; Amendments. (a) No failure or delay by any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and each of the Lenders and, until such time as Fortune Brands has been released from its obligations under the Parent Guaranty, Fortune Brands.

SECTION 8.04. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Lenders, including the reasonable fees, charges and disbursements of counsel for the Lenders, in connection with the Lenders, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by any Lender, including the reasonable fees, charges and disbursements of one firm of counsel acting for the Lenders in each applicable jurisdiction (provided that if either Lender shall in good faith determine that a conflict does or may exist with such firm then it shall be entitled to retain its own conflict-free counsel at the Borrower’s expense) in connection with the enforcement or protection of its rights under this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document. This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

SECTION 8.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan at the time owing to it); provided that, except in the case of an assignment to an Affiliate of the Lender or an assignment made while an Event of Default has occurred and is continuing, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld). Subject to notification of such assignment to the Borrower and the Lenders, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10 for any then outstanding Loan and 8.04). The Borrower hereby agrees to execute any amendment and/or any other document that may, in the reasonable judgment of the assigning Lender, be necessary to effectuate such an assignment.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FORTUNE BRANDS HOME & SECURITY, INC., as Borrower

By
Name:
Title:

BANK OF AMERICA, N.A., as Lender

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Lender

By
Name:
Title:

[Signature Page to Short-Term Credit Agreement]

SCHEDULE 2.12

PAYMENT OFFICES

Bank of America, N.A.

2001 Clayton Rd., 2nd Floor

Concord, California 94520*

JP Morgan Chase Bank, N.A.

JPMorgan Loan Services

1111 Fannin Street, 10th Floor

Houston, Texas 77002*

*	Specific wiring instructions to be provided separately

Fortune Brands Home & Security

Schedules and Exhibits (Short-Term Credit Agreement)

Schedule 2.12

Payment Offices

Bank of America, N.A.

2001 Clayton Rd., 2nd Floor

Concord, California 94520*

JP Morgan Chase Bank, N.A.

JPMorgan Loan Services

1111 Fannin Street, 10th Floor

Houston, Texas 77002*

*	Specific wiring instructions to be provided separately

EXHIBIT A

[FORM OF]

PARENT GUARANTY

PARENT GUARANTY dated as of August 31, 2011 (this “Guaranty”) made by Fortune Brands, Inc., a Delaware corporation (the “Guarantor”), in favor of Bank of America, N.A. (“Bank of America”) and JPMorgan Chase Bank, N.A. (“JPMCB” and together with Bank of America, each individually, a “Guaranteed Party” and collectively, the “Guaranteed Parties”).

WITNESSETH:

WHEREAS, Fortune Brands Home & Security, Inc., a Delaware corporation (successor by conversion to Fortune Brands Home & Security LLC) (the “Subsidiary Borrower”), and the Guaranteed Parties as “Lenders” are contemporaneously herewith entering into a short-term credit agreement dated as of the date hereof (as same may be amended, supplemented or otherwise modified and/or restated from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Guaranteed Parties to the Subsidiary Borrower. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;

WHEREAS, the Subsidiary Borrower, a wholly-owned subsidiary of the Guarantor, intends to pay a Dividend to the Guarantor, financed in whole or in part by the Loans, and as such the Guarantor (and for other reasons) will derive a financial benefit from the extensions of credit to the Subsidiary Borrower under the Credit Agreement;

WHEREAS, it is a condition precedent to the extension of credit by the Guaranteed Parties under the Credit Agreement that the Guarantor executes and delivers this Guaranty whereby the Guarantor shall guarantee the payment when due of all Obligations (as defined in the Credit Agreement); and

WHEREAS, in order to induce the Guaranteed Parties to enter into the Credit Agreement and extend credit thereunder, the Guarantor is willing to guarantee the Obligations of the Subsidiary Borrower under the Credit Agreement.

NOW THEREFORE, in order to induce the Guaranteed Parties to enter into or extend or continue credit or give financial accommodation under the Credit Agreement, the Guarantor agrees as follows:

Section 1. Guaranty of Payment. The Guarantor unconditionally and irrevocably guarantees to each Guaranteed Party the punctual payment of all the Obligations now owing or which may in the future be owing by the Subsidiary Borrower under the Credit Agreement in accordance with the terms thereof, when the same are due and payable in accordance with the terms thereof, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise. For purposes hereof, the Obligations shall include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement. Upon the failure by the Subsidiary Borrower to pay punctually any Obligation in accordance with the terms of the Credit Agreement, the Guarantor agrees that it shall forthwith upon demand pay to the applicable Guaranteed Party the amount not so paid at the place and in the manner specified in the Credit Agreement. This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Subsidiary Borrower or any other person or entity. The Guarantor agrees that, as between the Guarantor and the Guaranteed Parties, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Subsidiary Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

Section 2. Guaranty Absolute. The Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or any Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or any Obligation, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document for the Credit Agreement or all or any of the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or any Obligation; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or any Obligation; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Subsidiary Borrower or the Guarantor. Notwithstanding the foregoing, the Guarantor shall be entitled to rely on, and assert as a defense to its obligations hereunder, any and all waivers, amendments or modifications which are granted in writing by the Guaranteed Parties to the Borrower under the Credit Agreement and which are effective pursuant to the terms of the Credit Agreeement.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Obligations now or hereafter existing under the Credit Agreement and shall remain in full force and effect until the termination or expiry of the Commitments and the payment in full of all Obligations and other amounts payable under this Guaranty (other than, in either case, inchoate indemnification obligations).

Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Guaranteed Party on the insolvency, bankruptcy or reorganization of the Subsidiary Borrower or otherwise, all as though the payment had not been made.

Section 5. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and the Credit Agreement is no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, the amount shall be held in trust by the Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Guaranteed Parties to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Credit Agreement. If the Guarantor makes payment to the Guaranteed Parties of all or any part of the Obligations and all the Obligations are paid in full and the Credit Agreement is no longer in effect, the applicable Guaranteed Party shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment.

Section 6. Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by the Subsidiary Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of such Subsidiary Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of such Subsidiary Borrower to the Guarantor, if the Guaranteed Parties so request, shall be collected, enforced and received by the Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Guaranteed Parties on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Section 7. Payments Generally. All payments by the Guarantor hereunder shall be made in the manner, at the place and in U.S. dollars as required by the Credit Agreement.

Section 8. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to a Guaranteed Party hereunder, the amounts so payable to such Guaranteed Party shall be increased to the extent necessary to yield to such Guaranteed Party (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any such Tax is withheld and paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the applicable Guaranteed Party an official receipt showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by such Guaranteed Party.

Section 9. Representations and Warranties. The Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by the Guarantor (i) are within the Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or similar action on the part of the Guarantor, (ii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Guarantor or any of its Subsidiaries or any order of any Governmental Authority and (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries; (b) this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) since December 31, 2010 there has been no material adverse change in the business, assets, operations or financial condition of the Guarantor and its Subsidiaries, taken as a whole; and (d) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Subsidiary Borrower, the Subsidiary Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Subsidiary Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from the Subsidiary Borrower on a continuing basis information concerning the Subsidiary Borrower; (iii) has full and complete access to the Credit Agreement and any other documents executed in connection with the Credit Agreement; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Subsidiary Borrower). The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of this Guaranty and on the date of the funding of the Term Loans pursuant to the Credit Agreement.

Section 10. Application of Payments. All payments received by a Guaranteed Party hereunder may be applied by such Guaranteed Party to payment of the Obligations in such manner as such Guaranteed Party shall determine unless a court of competent jurisdiction shall otherwise direct.

Section 11. Dividend Matters. The Guarantor shall (a) cause the Dividend (to the extent of $500,000,000), if paid, to be paid by the Subsidiary Borrower to the Guarantor by wire transfer or intra-bank transfer of (i) $250,000,000 to a deposit account of the Guarantor with Bank of America and (ii) $250,000,000 to a deposit account of the Guarantor with JPMCB and (b) cause an amount equal to at least $250,000,000 to be on deposit in a deposit account with each of Bank of America and JPMCB at all times from and after the payment of the Dividend until the earlier of (i) the repayment in full of the Loans and (ii) if no Default shall have occurred and be continuing under the Credit Agreement on such date, December 31, 2011.

Section 12. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 13. Setoff. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of such Guaranteed Party’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.

Section 14. Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Obligation and any other formality with respect to any of the Obligations or this Guaranty.

Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by both of the Guaranteed Parties, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Expenses. The Guarantor shall reimburse the Guaranteed Parties on demand for all reasonable costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel and reasonable costs allocated by internal legal counsel) incurred by such Guaranteed Parties in connection with the enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty for a period of six months after the payment in full of all Obligations (but the Guarantor’s obligation to make payment of amounts demanded pursuant to this Section prior to the end of such six month period shall continue thereafter).

Section 17. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, each Guaranteed Party and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing, each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Credit Agreement in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.

Section 18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19. Governing Law, Etc. This Guaranty shall be construed in accordance with the law of the State of New York. The Guarantor acknowledges and agrees that the provisions of Section 8.01 of the Credit Agreement solely with respect to the Incorporation By Reference of Sections 9.09(b), (c) and (d) and Section 9.10 of the Syndicated Credit Agreement shall be applicable hereto and are incorporated herein by reference mutatis mutandis.

Section 20. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantor and the Guaranteed Parties relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Guaranteed Parties. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 21. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement (a) if to the Guaranteed Parties, to their respective addresses set forth in the Credit Agreement and (b) if to the Guarantor, to it at its address set forth beneath its signature below.

Section 22. No Consequential Damages. In no event shall the Guarantor be liable hereunder for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages).

[signature page follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

FORTUNE BRANDS, INC.

By:

Name:

Title:

520 Lake Cook Road

Deerfield, IL 60015

Fax: (847)-484-4496

Attention: Mark Hausberg

EXHIBIT B

[FORM OF]

SOLVENCY CERTIFICATE

The undersigned does hereby certify that:

1. He is the [Controller/Chief Financial Officer]1 of Fortune Brands Home & Security, Inc., a Delaware corporation (the “Borrower”), and that as such he is authorized to execute this Certificate on behalf of the Borrower.

2. He has made due inquiry into the financial and other affairs of the Borrower sufficient to permit him to make this Certificate and is doing so pursuant to that certain Short-Term Credit Agreement dated as of August 31, 2011 (the “Agreement”) among the Borrower, Bank of America, N.A. (“Bank of America”) and JPMorgan Chase Bank, N.A. (“JPMCB”). Capitalized terms used but not otherwise defined herein have the meaning ascribed to them by the Agreement.

3. Immediately after giving effect to each of the Transactions, the Dividend and the Spin-Off, (a) the fair value of the property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Borrower (such contingent liabilities of the Borrower being computed as the amount that, in the light of existing facts and circumstances represents the amount that can reasonably be expected to become an actual or matured liability of the Borrower), (b) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured, (c) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower’s ability to pay such debts and liabilities as they mature, (d) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Borrower’s property would constitute an unreasonably small capital and (e) the Borrower is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

IN WITNESS WHEREOF, this Certificate has been duly executed as of the day of , 2011.

By:

Title:

1 Choose as applicable.

B-1